                           RECAPITALIZATION AGREEMENT

                          ----------------------------

                                      among

                         CITICORP VENTURE CAPITAL, LTD.

                     BRUCKMANN, ROSSER, SHERRILL & CO., L.P.

                          the Stockholders Party Hereto

                                 ANVIL VT, INC.

                                       and

                              ANVIL HOLDINGS, INC.

                          -----------------------------

                                February 12, 1997

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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

ARTICLE I......................................................................1
      DEFINITIONS..............................................................1

ARTICLE II.....................................................................8
      THE RECAPITALIZATION.....................................................8
          2.1.  Recapitalization Transactions..................................8
          2.2.  Closing........................................................9
          2.3.  Exchange of Shares.............................................9

ARTICLE III...................................................................10
      REPRESENTATIONS AND WARRANTIES OF THE PARTIES...........................10
          3.1.  Representations and Warranties of the Company.  ..............10
          3.2.  Representations and Warranties of CVC. .......................20
          3.3.  Representations and Warranties of BRS. .......................20
          3.4.  Representations and Warranties of the Stockholders............21
          3.5.  Representations and Warranties of Anvil VT....................22
          3.6.  Representations and Warranties of the Management Stockholders.23

ARTICLE IV....................................................................24
      COVENANTS OF THE PARTIES................................................24
          4.1.  Mutual Covenants..............................................24
          4.2.  Covenants of the Acquiring Investors..........................24
          4.3.  Covenants of the Company......................................24
          4.4.  Covenants of the Stockholders.................................27

ARTICLE V.....................................................................27
      CONDITIONS PRECEDENT TO
          OBLIGATIONS OF THE PARTIES..........................................27
          5.1.  Conditions Precedent to the Acquiring Investors' Obligations..27
          5.2.  Conditions Precedent to the Company's Obligations.............29
          5.3.  Conditions Precedent to the Stockholders' Obligations.........30

ARTICLE VI....................................................................30
      TERMINATION.............................................................30
          6.1.  Termination of Agreement......................................30
          6.2.  Effect of Termination.........................................31

ARTICLE VII...................................................................31
      MISCELLANEOUS...........................................................31
          7.1.  Survival. ....................................................31


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          7.2.  Interpretive Provisions.  ....................................31
          7.3.  Press Releases and Announcements.  ...........................32
          7.4.  Entire Agreement. ............................................32
          7.5.  Succession and Assignment.....................................32
          7.6.  Counterparts.  ...............................................32
          7.7.  Headings. ....................................................32
          7.8.  Notices.  ....................................................32
          7.9.  Governing Law. ...............................................33
          7.10. Amendments and Waivers. ......................................34
          7.11. Severability.  ...............................................34
          7.12. Expenses. ....................................................34
          7.13. Construction.  ...............................................35
          7.15. Other Agreements..............................................35

Exhibit A Capital Contributions/ Issuance of Capital Stock
Exhibit B Redemption/Issuance of Capital Stock
Exhibit C Financial Statements
Exhibit D Divisional Financial Statements
Exhibit E Management Bonus

                           RECAPITALIZATION AGREEMENT

     This Recapitalization Agreement (this "Agreement") is entered into as of February 12, 1997 by and among Citicorp Venture Capital, Ltd., a New York corporation ("CVC"), Bruckmann, Rosser, Sherrill & Co., L.P., a Delaware limited partnership ("BRS") (collectively, the "Acquiring Investors"), the stockholders and the voting trust certificateholders named on the signature pages hereto and who execute this Agreement (collectively, the "Stockholders"), Anvil VT, Inc., a Delaware corporation ("Anvil VT") and Anvil Holdings, Inc., a Delaware corporation (the "Company"). The Acquiring Investors, the Stockholders, Anvil VT and the Company are each referred to individually as a "Party" and collectively as the "Parties."

                                    RECITALS

     WHEREAS, the board of directors of the Company has determined that the recapitalization of the Company in accordance with the terms of this Agreement is in the best interests of the Stockholders of the Company and, by resolutions duly adopted, have approved and adopted this Agreement.

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the Parties agree as follows.

                                    ARTICLE I

                                   DEFINITIONS

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "Anvil" means Anvil Knitwear, Inc., a Delaware corporation.

     "Anvil VT" has the meaning set forth in the preface above.

     "Acquiring Investors" has the meaning set forth in the preface above.

     "Acquiring Investors' Certificates" has the meaning set forth in Section 5.2(c) below.

     "BRS" has the meaning set forth in the preface above.

     "Business Day" means any day that is not a Saturday, Sunday, or any other day on which banks in the State of New York are authorized or required by law to close.

     "CVC" has the meaning set forth in the preface above.

     "CERCLA" has the meaning set forth in Section 3.1(l) below.

     "Certificate" has the meaning set forth in Section 2.3 below.


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     "Class A Common" means the Class A Common Stock, par value $.01 per share, of the Company.

     "Class B Common" means the Class B Common Stock, par value $.01 per share, of the Company.

     "Class C Common" means the Class C Common Stock, par value $.01 per share, of the Company.

     "Class A Preferred" means the 12.5% Class A Preferred Stock, par value $.01 per share, of the Company.

     "Class B Preferred" means the 12.5% Class B Convertible Preferred Stock, par value $.01 per share, of the Company.

     "Class C Preferred" means the 12.5% Class C Convertible Preferred Stock, par value $.01 per share, of the Company.

     "Closing" has the meaning set forth in Section 2.2 below.

     "Closing Date" has the meaning set forth in Section 2.2 below.

     "Closing Transactions" has the meaning set forth in Section 2.1(d) below.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Common Stock" means, collectively the Class A Common, Class B Common and Class C Common.

     "Common Stock Consideration" means (i) $111,400,000 plus (ii) $100,000 per day beginning March 15, 1997 through and including the Closing Date.

     "Company" has the meaning set forth in the preface above.

     "Company's Certificate" has the meaning set forth in Section 5.1(c) below.

     "Company Transaction Expenses" means all expenses incurred by the Company in connection with the negotiation of this Agreement, including the fees and expenses of consultants, financial advisers, lawyers and accountants, and any fees payable to Vestar or any of its Affiliates (other than the Recapitalization Consideration payable to such entities pursuant to Section 2.1) which fees payable to Vestar or its Affiliates shall not exceed $1,000,000; provided, however that the Company Transaction Expenses shall not include any expenses incurred in connection with the Recapitalization.


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     "Competing Transaction" has the meaning set forth in Section 4.3(d) below.

     "Compliance Certificates" has the meaning set forth in Section 5.3(c) below.

     "Condition Letter" means that letter by and among CVC, BRS, Vestar and the Company of even date herewith relating to certain Closing conditions and obligations.

     "Confidential Information" means any non-public information concerning the businesses and affairs of the Company.

     "Confidentiality Agreement" means the confidentiality agreement dated as of February 12, 1997 among the Company, CVC and BRS.

     "Contracts" has the meaning set forth in Section 3.1(j) below.

     "Cottontops DE" means Cottontops, Inc., a Delaware corporation.

     "Cottontops NC" means Cottontops, Inc., a North Carolina corporation.

     "Cottontops Note" means that certain Non-Negotiable Promissory Note issued on January 31, 1997, by Cottontops DE to Cottontops NC in the initial principal amount of $250,000.

     "Credit Agreement" means the Credit Agreement dated as of January 30, 1995, among Anvil, as Borrower, the Company and certain subsidiaries, as Guarantors, the Banks identified therein as lending institutions, NationsBank, N.A. (Carolinas), as Agent, and The Chase Manhattan Bank, N.A., as Documentation Agent, as amended, restated or modified from time to time.

     "Czech" means Anvil (Czech), Inc., a Delaware corporation.

     "Defaulting Party" has the meaning set forth in Section 6.2 below.

     "Disclosure Schedule" has the meaning set forth in Section 3.1 below.

     "Division" has the meaning set forth in Section 3.1(f) below.

     "Divisional Financial Statements" has the meaning set forth in Section 3.1(f) below.

     "Encumbrances" has the meaning set forth in Section 3.1(m) below.

     "Employment Agreements" means (i) the Employment Agreement, dated as of January 31, 1995, between Anvil and Bernard Geller, (ii) the Employment Agreement, dated as of January 31, 1995, between Anvil and Anthony Corsano,
(iii) the Employment Agreement,


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dated as of January 31, 1995, between Anvil and Jacob Hollander, and (iv) the
Employment Agreement, dated as of January 31, 1995, between Anvil and William Turner, in each case as amended, restated or modified from time to time.

     "Environmental and Safety Requirements" means all federal, state and local statutes, regulations, ordinances and similar provisions having the force and effect of law, all judicial and administrative orders and all common law concerning employee health and safety, pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, processing, discharging, release, or threatened release, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation.

     "ERISA" has the meaning set forth in Section 3.1(p) below.

     "ERISA Affiliate" means any person who, together with the Company, is treated as a single employer under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

     "Financial Statements" has the meaning set forth in Section 3.1(f) below.

     "Funded Indebtedness" means, with respect to the Company and its Subsidiaries, the sum of all obligations for indebtedness for borrowed money and capitalized leases (as determined in accordance with GAAP), including, without limitation, all obligations for principal, interest, premiums, fees, expenses, overadvances, overdrafts, reimbursement obligations, breakage costs and indemnities due in connection therewith, as of the Closing Date, including, without limitation, all amounts required to be paid pursuant to the Credit Agreement at the Closing; provided, however, that in no event shall Funded Indebtedness include the Seller Notes or the Cottontops Note.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time, applied on a consistent basis.

     "Governmental Entity" has the meaning set forth in Section 3.1(c) below.

     "Holder" has the meaning set forth in Section 2.3 below.

     "Intellectual Property Rights" has the meaning set forth in Section 3.1(n) below.

     "Leases" means any lease or sublease in which the Company or any Subsidiary has a leasehold or subleasehold interest.

     "Liquidation Value" means, with respect to any share of Preferred Stock, $100.


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     "Majority-in-Interest" means a majority of all Shares of Common Stock (in the case of Shares of Common Stock subject to the Voting Trust Agreement, the Voting Trust Certificates representing such Shares) which are issued and outstanding before giving effect to the transactions contemplated hereby and the Recapitalization, without regard to whether such shares are voting or non-voting.

     "Management Loans" means the unpaid principal balance under (i) the Promissory Note issued on January 30, 1995, by Bernard Geller to Anvil in the initial principal amount of $125,000, and (ii) the Promissory Note issued on January 30, 1995, by Anthony Corsano to Anvil in the initial principal amount of $125,000 (collectively, the "Promissory Notes"), plus all accrued and unpaid interest on such Promissory Notes through the Closing Date.

     "Management Bonus" means the bonus, in the aggregate amount of $500,000, to be paid to the Management Stockholders in the amounts set forth on Exhibit E, attached hereto.

     "Management Stockholders" means Bernard Geller, Anthony Corsano, Jacob Hollander and William Turner.

     "Material Adverse Effect" means, (i) with respect to the Company and its Subsidiaries, a material adverse effect on the properties, assets, business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, or on the ability of the Company, Anvil or Anvil VT to consummate the transactions contemplated hereby, (ii) with respect to the Acquiring Investors, a material adverse effect on the ability of the Acquiring Investors to consummate the transactions contemplated hereby, and (iii) with respect to any Stockholder, a material adverse effect on the ability of such Stockholder to consummate the transactions contemplated hereby.

     "Most Recent Financial Statements" has the meaning set forth in Section 3.1(f) below.

     "New Common Stock" means the common stock of the Company, par value $.01 per share.

     "Notes Offering Memorandum" means a draft of that certain Offering Memorandum, dated as of February 2, 1997, for $130,000,000 in Senior Notes due in 2007, to be issued by Anvil.

     "Option" means the options to acquire 600,0000 shares of Class A Common at an exercise price of $.64 per share (of which 525,000 remaining outstanding as of the date hereof), issued pursuant to part IV of Exhibit A to the Employment Agreements.

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "Owned Real Property" has the meaning set forth in Section 3.1(m) below.


                                      - 5 -
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     "PBGC" has the meaning set forth in Section 3.1(p) below.

     "Party" and "Parties" has the meaning set forth in the preface above.

     "Permits" has the meaning set forth in Section 3.1(i) below.

     "Permitted Encumbrances" has the meaning set forth in Section 3.1(m) below.

     "Phantom Payment" means the payment of $5,250,000 to be made pursuant to the Phantom Equity Plan (the terms of which are set forth in part V of Exhibit A to the Employment Agreements).

     "Plan" has the meaning set forth in Section 3.1(p) below.

     "Preferred Stock" means, collectively, the Class A Preferred, Class B Preferred and Class C Preferred.

     "Preferred Stock Consideration" means the aggregate Liquidation Value of all shares of Preferred Stock issued and outstanding at Closing, plus all accrued and unpaid dividends in respect of such Preferred Stock through the Closing Date, payable in cash.

     "Pro Rata Share" means the percentage resulting from dividing the number one (1) by the aggregate number of issued and outstanding shares of Preferred Stock as of the Closing Date in the case of Preferred Stock and the aggregate number of issued and outstanding shares of Common Stock (including as issued all shares of Common Stock which may be acquired pursuant to unexercised Options and any other options, warrants or securities convertible into or exchangeable for Common Stock) as of the Closing Date in the case of Common Stock (immediately prior to giving effect to the issuance of any shares of New Common Stock pursuant to Section 2.1 below or in connection with the transactions contemplated by the Units Offering Memorandum).

     "Recapitalization" means the transactions contemplated by the Notes Offering Memorandum and the Units Offering Memorandum.

     "Recapitalization Consideration" has the meaning set forth in Section 2.3 below.

     "Redeemed Shares" has the meaning set forth in Section 2.1(d) below.

     "Refinancing Transactions" means (1) the issuance of Senior Notes and Senior Preferred Units as contemplated in the Notes Offering Memorandum and Units Offering Memorandum, respectively, and (2) the consummation of a revolving credit facility in an approximate amount of $50,000,000.

     "Required Consents" has the meaning set forth in Section 5.1(e) below.

     "Required Governmental Consents" has the meaning set forth in Section 5.1(f) below.

     "Retained Shares" has the meaning set forth in Section 2.1(d) below.

     "SWDA" has the meaning set forth in Section 3.1(l) below.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Securityholders Agreement" means the Securityholders Agreement dated as of January 30, 1995, among the Company and the parties thereto, as amended, restated or modified from time to time.

     "Seller Note Amount" means the unpaid principal under that certain Subordinated Promissory Note issued on January 30, 1995, by the Company to Culligan International Company (the "Payee") in the initial principal amount of $7,500,000 and subsequent notes issued to the Payee as payments of interest (the original note and all notes subsequently issued in respect of such note are the "Seller Notes"), plus all accrued and unpaid interest, and any premiums and penalties payable, on the Seller Notes through the Closing Date.

     "Share" means any share of Common Stock and any share of Preferred Stock, as applicable.

     "Stockholder" has the meaning set forth in the preface above.

     "Subsidiary" means the entities set forth in Section 3.1(e) of the Disclosure Schedule.

     "Tax" means any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, real property gains, registration, value added, excise, natural resources, severance, stamp, occupation, windfall profits, environmental (liability under Section 59A of the Code), customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or similar items in respect of the foregoing (whether disputed or not).

     "Tax Return" means any return, report, declaration, claim for refund, information return or other document (including any related or supporting schedule, statement or information and any amendment to any of the foregoing) filed or required to be filed in connection with the determination, assessment or collection of any Tax of any party or the administration of any laws, regulations or administrative requirements relating to any Tax.

     "Termination Date" has the meaning set forth in Section 7.12 below.


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     "Title Company" has the meaning set forth in Section 5.1(p) below.

     "Units Offering Memorandum" means a draft of that certain Offering Memorandum, dated as of February 1, 1997, for Units, consisting of Senior Exchangeable Preferred Stock of the Company and common stock.

     "Vestar" means Vestar Capital Partners, a New York general partnership.

     "Voting Trust Agreement" means the Voting Trust Agreement, dated as of January 30, 1995, among the Company, Anvil VT and the Stockholders party thereto, as amended, restated or modified from time to time.

     "Voting Trust Certificate" means the Voting Trust Certificates representing beneficial ownership of the Shares of Common Stock subject to the Voting Trust Agreement.

                                   ARTICLE II

                              THE RECAPITALIZATION

     2.1. Recapitalization Transactions. Pursuant to the terms and subject to the conditions of this Agreement, at the Closing (as defined below):

          (a) Acquiring Investors Obligations. BRS (and its Affiliates and designees) shall make the capital contributions set forth opposite their respective names on Exhibit A hereto in exchange for the number of shares of New Common Stock set forth opposite their respective names on Exhibit A.

          (b) Anvil VT Obligations. Anvil VT shall take all commercially reasonable actions necessary to cause the termination of the Voting Trust Agreement and upon such termination shall surrender to the Company certificates for all Shares of Common Stock and Preferred Stock held by Anvil VT duly endorsed in blank, with stock powers duly executed in blank, in proper form for transfer.

          (c) Stockholders Obligations. Each Stockholder (including CVC (or any of its Affiliates) in its capacity as a Stockholder) shall (i) surrender to the Company certificates for the number of Shares of Common Stock (in the case of Stockholders that are party to the Voting Trust Agreement, the Voting Trust Certificates representing such number of Shares of Common Stock) and the number of Shares of Preferred Stock (in the case of Stockholders that are party to the Voting Trust Agreement, the Voting Trust Certificates representing such number of Shares of Preferred Stock) set forth opposite such Stockholder's name on Exhibit B hereto, with stock powers duly executed in blank, in proper form for transfer, (ii) exchange any remaining Shares of Common Stock (in the case of Stockholders that are party to the Voting Trust Agreement, the Voting Trust Certificates representing such number of Shares of Common Stock) held by such Stockholder for the number of shares of New Common Stock set forth opposite such Stockholder's name on Exhibit B hereto, and (iii) take all commercially reasonable actions,


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including voting the voting securities held by such Stockholder, necessary to
(A) terminate the Voting Trust Agreement, (B) terminate the Securityholders Agreement, (C) enable the Refinancing Transactions to be consummated, and (D) cause the Company to consummate the Closing Transactions (provided that with respect to CVC and its Affiliates, their obligations under clauses (C) and (D) above shall be governed by Section 4.1 below).

          (d) Company Obligations. The Company shall (i) issue New Common Stock to the Acquiring Investors in the amounts set forth opposite their respective names on Exhibit A hereto, (ii) redeem all of the issued and outstanding Shares of Preferred Stock (in the case of Stockholders that are party to the Voting Trust Agreement, the Voting Trust Certificates representing such number of Shares of Preferred Stock) in exchange for the Preferred Stock Consideration pursuant to Section 2.3 below, (iii) redeem from each Stockholder the number of shares of issued and outstanding Shares of Common Stock (in the case of Stockholders that are party to the Voting Trust Agreement, the Voting Trust Certificates representing such number of Shares of Common Stock) set forth opposite such Stockholder's name on Exhibit B hereto in exchange for a pro-rata share of the Common Stock Consideration pursuant to Section 2.3 below (the "Redeemed Shares"), (iv) issue to CVC (or one of its Affiliates) and the Management Stockholders the number of shares of New Common Stock set forth opposite their respective names on Exhibit B hereto in exchange for the Voting Trust Certificates representing Shares of Common Stock not required to be redeemed pursuant to this Section 2.1 (the "Retained Shares"), (v) pay or cause to be paid (A) the Seller Note Amount, (B) the Funded Indebtedness, (C) the Company Transaction Expenses and all expenses incurred by the Company in connection with the Recapitalization through the Closing Date, (D) the Phantom Payment, and (E) the Management Bonus, by wire transfer of immediately available funds to such bank account or accounts as per written instructions of the parties receiving payments pursuant to this Section 2.1(d), given to the Company at least two Business Days prior to the Closing Date, and (vi) upon the consummation of the Refinancing Transactions, enter into, or cause any of its Subsidiaries to enter into, such other agreements as are required to consummate the Refinancing Transactions (collectively, the "Closing Transactions").

          (e) Management Loans. The Stockholders who are obligors under the Management Loans shall cause such Management Loans to be repaid in accordance with their terms.

     2.2. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Kirkland & Ellis, 153 East 53rd Street, New York, New York 10022, commencing at 10:00 a.m. local time on the second Business Day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date").

     2.3. Exchange of Shares. Upon surrender to the Company by a Stockholder of a certificate representing a Share or in the case of Shares subject to the Voting Trust Agreement, a Voting Trust Certificate representing a number or Shares (each, a "Certificate") pursuant to

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Section 2.1 above, the holder of such Certificate (the "Holder") shall receive in exchange therefor (i) with respect to each share of Preferred Stock, an amount of cash equal to a Pro Rata Share of the Preferred Stock Consideration, (ii) with respect to each Redeemed Share, an amount of cash equal to a Pro Rata Share of the Common Stock Consideration, or (iii) with respect to each Retained Share, 1 share of New Common Stock, as the case may be (collectively, the "Recapitalization Consideration"). All cash consideration payable in respect of such Shares under clauses (i) and (ii) above, shall be paid by wire transfer of immediately available funds to such bank account or accounts as per written instructions of the Stockholder receiving such payment, given to the Company at least two Business Days prior to the Closing Date. The Certificates surrendered pursuant to this Section 2.3 shall be canceled. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the registered holder of such lost, stolen or destroyed Certificate in form and substance acceptable to the Company and the Acquiring Investors, the Company will issue in exchange for such lost, stolen or destroyed Certificate the Recapitalization Consideration due in respect thereof in the manner set forth in this Section 2.3.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE PARTIES

     3.1. Representations and Warranties of the Company. The Company represents and warrants to the Acquiring Investors and the Stockholders that the statements contained in this Section 3.1 are correct and complete as of the date of this Agreement, except as disclosed in the disclosure schedule delivered in connection with Article III hereof on or prior to the date of this Agreement (the "Disclosure Schedule").

          (a) Organization, Qualification, and Corporate Power. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the lack of such qualification would not have a Material Adverse Effect. The Company has full corporate power and authority and all material licenses, permits and authorizations necessary to carry on the businesses in which it is engaged and to own and use the material properties owned and used by it.

          (b) Authority. The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Company, except for such approval of the Stockholders as may be required by law. This Agreement has been duly executed and delivered by the Company, and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms. Section 3.1(b) of the Disclosure Schedule sets forth a list of the officers and directors of the Company.

          (c) No Conflicts. The execution and delivery of this Agreement do not, and the consummation by the Company of the transactions contemplated hereby and by the Recapitalization in accordance with the terms of this Agreement will not, result in any violation of or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation under, (i) any provision of the certificate of incorporation or bylaws of the Company or any of its Subsidiaries, or (ii) any material agreement, indenture, instrument, order, judgment or decree applicable to the Company or any of its Subsidiaries or their properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality (a "Governmental Entity"), is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation by the Company of the transactions contemplated hereby or by the Recapitalization.

          (d) Capitalization. The entire authorized capital stock of the Company consists of (i) 10,605,000 shares of Class A Common, of which 5,830,000 shares are issued and outstanding, and owned beneficially and of record by the persons set forth on Section 3.4(d) of the Disclosure Schedule, as of the date hereof,
(ii) 3,200,000 shares of Class B Common, of which 2,600,000 shares are issued and outstanding and owned beneficially, and of record by the persons set forth on Section 3.4(d) of the Disclosure Schedule, as of the date hereof, (iii) 1,650,000 shares of Class C Common, of which 1,650,000 shares are issued and outstanding, and owned beneficially and of record by the persons set forth on
Section 3.4(d) of the Disclosure Schedule, as of the date hereof, (iv) 205,010 shares of Class A Preferred, of which 129,584 are issued and outstanding, and owned beneficially and of record by the persons set forth on Section 3.4(d) of the Disclosure Schedule, as of the date hereof, (v) 70,420 shares of Class B Preferred, of which 70,416 are issued and outstanding, and owned beneficially and of record by the persons set forth on Section 3.4(d) of the Disclosure Schedule, as of the date hereof, and (vi) 5,000 shares of Class C Preferred, none of which are outstanding as of the date hereof. As of the date hereof, the Company had outstanding incentive and other stock options exercisable for an aggregate of 525,000 shares of Class A Common. Except as set forth above or in the Company's certificate of incorporation, there are no outstanding options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights, or other agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance, disposition, or acquisition of any of its capital stock. There are no outstanding stock appreciation, phantom stock, or similar rights with respect to the Company. All of the issued and outstanding Shares have been duly authorized and are validly issued, fully paid, and nonassessable.

          (e) Subsidiaries. Section 3.1(e) of the Disclosure Schedule sets forth for each Subsidiary of the Company (i) its name and jurisdiction of incorporation, (ii) the number of shares of authorized capital stock of each class of its capital stock, (iii) the number of issued and outstanding shares of each class of its capital stock (if applicable), the names of the holders thereof, and the number of shares held by each such holder, (iv) the number of shares of its capital stock held in treasury, and (v) its directors and officers. Each Subsidiary of the Company is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each Subsidiary of the Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a Material Adverse Affect on Company or such Subsidiary. Each Subsidiary of the Company has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Except as set forth above or in the certificate of incorporation of any Subsidiary, there are no outstanding options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights, or other agreements or commitments to which any Subsidiary is a party or which are binding upon any Subsidiary providing for the issuance, disposition, or acquisition of any of its capital stock. There are no outstanding stock appreciation, phantom stock, or similar rights with respect to any Subsidiary. All of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and are validly issued, fully paid, and nonassessable. One of the Company and its Subsidiaries holds of record and owns beneficially all of the outstanding shares of each Subsidiary of the Company.

          (f) Financial Statements. Attached hereto as Exhibit C are the following financial statements (collectively the "Financial Statements"): (i) audited consolidated balance sheet and statement of income and cash flows as of and for the fiscal year ended January 27, 1996, for the Company and its Subsidiaries, and (ii) unaudited consolidated balance sheet and statement of income and cash flows (the "Most Recent Financial Statements") as of and for the eleven months ended December 28, 1996, for the Company and its Subsidiaries. The Financial Statements (including the notes thereto) have been prepared from the books and records of the Company in accordance with GAAP applied on a consistent basis throughout the period covered thereby and present fairly the financial position of the Company and its Subsidiaries as of such dates and the results of operations of the Company and its Subsidiaries for such period; provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments and lack footnotes and other presentation items. Attached hereto as Exhibit D are the audited combined balance sheets as of January 28, 1995 and January 29, 1994, and the statements of earnings and cash flows for the year ended January 28, 1995, the seven months ended January 29, 1994, the five months ended June 30, 1993 and year ended January 31, 1993, for Anvil Knitwear (the "Division"), a division of McGregor Corporation (the "Divisional Financial Statements"). The Divisional Financial Statements have been prepared in accordance with GAAP applied on a consistent basis (except as disclosed therein) throughout the periods covered thereby and present fairly the financial position of the Division as of such dates and the results of operations of the Division for such periods.

          (g) Events Subsequent to Most Recent Financial Statements. Since the Most Recent Financial Statements, there has not been any material adverse change in the assets, liabilities, business, financial condition, operations or results of operations of the Company and its Subsidiaries taken as a whole. Without limiting the generality of the foregoing, except as set forth on Section 3.1(g) of the Disclosure Schedule or as expressly contemplated by this Agreement, since the date of the Most Recent Financial Statements, none of the Company nor any of its Subsidiaries has:

              (i) experienced any material changes in any relationship with its suppliers, customers, distributors, brokers, lessors or others, other than changes in the Ordinary Course of Business;

              (ii) sold, leased, transferred, or assigned any of its material assets, tangible or intangible (including, without limitation, the Intellectual Property Rights) other than for fair consideration in the Ordinary Course of Business;

              (iii) engaged in any activity which has resulted in any acceleration or delay of the collection of its material accounts or notes receivable or any delay in the payment of its material accounts payable, in each case other than in the Ordinary Course of Business;

              (iv) accelerated, terminated, modified or canceled any permit or agreement, contract, lease, or license involving more than $200,000, individually, to which it is a party or by which it is bound;

              (v) suffered any material damage, destruction, or loss, whether or not covered by insurance, affecting any material property or assets owned or used by it;

              (vi) adopted, modified, amended, or terminated, in any material respect, any bonus, profit-sharing, incentive, severance, or other similar plan, contract, or commitment for the benefit of any of its directors, officers, or employees, or otherwise made any material change in the employment terms (including any increase in the base compensation) for any of its officers and employees except in the Ordinary Course of Business;

              (vii) made any capital expenditure or any other investment (or series of related investments) in excess of $200,000, other than in the Ordinary Course of Business.

              (viii) issued any note, bond, or other debt security, or created, incurred, assumed, or guaranteed any indebtedness involving more than $200,000, individually, or in the aggregate;

              (ix) canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $200,000, individually or in the aggregate, or outside the Ordinary Course of Business;

              (x) made or authorized any change in its certificate of incorporation or bylaws;

              (xi) issued, sold, or otherwise disposed of any of its capital stock, or granted, modified, or amended any options, warrants, stock appreciation rights, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock or participate in any change in the value thereof;

              (xii) made or been subject to any material change in its accounting practices, procedures, or methods, or in its cash management practices;

              (xiii) entered into or become party to any agreement, arrangement, or transaction with any of its Affiliates or any of their respective directors, officers, employees (other than in the Ordinary Course of Business, consistent with past custom and practice), shareholders or relatives, including, without limitation, any (A) loan or advance of funds, or made any other payments, to any of its directors, officers, employees, shareholders, or Affiliates, (B) creation or discharge of any intercompany account, or (C) any payment or declaration of any dividend, redemption or other distribution with respect to their respective capital stock;

              (xiv) granted any license or sublicense of any rights under, allowed to lapse, disposed of, or otherwise experienced any material adverse changes with respect to the Intellectual Property Rights;

              (xv) experienced any material changes in the amount or scope of coverage of insurance now carried by them; or

              (xvi) committed to do any of the foregoing.

          (h) Absence of Liabilities. Except as set forth on the Financial Statements (or in the notes thereto), neither the Company nor any of its Subsidiaries has any obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due), that is material to the Company or any of its Subsidiaries and required to be reported as a liability on the consolidated financial statements of the Company and its Subsidiaries or in the footnotes (if any) thereto under GAAP, other than borrowings under its existing loan agreements in the Ordinary Course of Business and other liabilities arising or incurred since the Most Recent Financial Statements in the Ordinary Course of Business (none of which are liabilities for breach of agreement, breach of warranty, tort, infringement, violation of law, or an environmental liability).

          (i) Compliance With Laws. The Company and its Subsidiaries are in compliance, in all material respects, with all applicable laws, rules, regulations, ordinances, decrees or orders of any Governmental Entity. The Company and its Subsidiaries have all material governmental permits, licenses and authorizations necessary for the conduct of their businesses as presently conducted in all material respects ("Permits") and are in compliance, in all material respects, with the terms of the Permits.

          (j) Contracts. Section 3.1(j) of the Disclosure Schedule contains a complete and correct list of all material agreements, contracts, commitments, Leases, and other material instruments and arrangements (whether written or oral) to which the Company or any of its

Subsidiaries is a party (the "Contracts"); provided, however that the Company shall not be required to disclose on Section 3.1(j) of the Disclosure Schedule any purchase or sale orders incurred in the Ordinary Course of Business. The Company has made available to Acquiring Investors complete and correct copies of all written Contracts, together with all amendments thereto, and accurate descriptions of all oral Contracts which, if reduced to written form, would be required to be set forth in Section 3.1(j) of the Disclosure Schedule. All Contracts are in full force and effect. There does not exist under any Contract any event of default or event or condition that, after notice or lapse of time or both, would constitute a violation, breach or event of default thereunder on the part of the Company or any of its Subsidiaries or, to the best knowledge of Company, any other party thereto except as set forth in Section 3.1(j) of the Disclosure Schedule. Except as set forth in Section 3.1(j) of the Disclosure Schedule, no consent of any third party is required under any Contract as a result of or in connection with, and the enforceability of any contract will not be affected in any manner by, the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby and the Recapitalization.

          (k) Litigation. There are no material actions, suits, proceedings, orders, investigations or claims pending or, to the knowledge of the Company's officers and directors, threatened against the Company or any of its Subsidiaries at law or in equity, or before or by any Governmental Entity. There are no material arbitration proceedings pending against the Company or any of its Subsidiaries, including without limitation proceedings under collective bargaining agreements. To the knowledge of the Company's officers and directors, there are no federal, state or local governmental inquiries involving the Company or any of its Subsidiaries, including without limitation inquiries as to the qualification of the Company or any of its Subsidiaries to hold or receive any license or permit.

          (l) Environmental Matters. Except as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect, to the knowledge of the Company: (i) the Company and its Subsidiaries are in compliance with all Environmental and Safety Requirements; (ii) the Company and its Subsidiaries have obtained and are in compliance with all permits, licenses and other authorizations required pursuant to Environmental and Safety Requirements for the occupation of their facilities and properties and the operation of their businesses; (iii) neither the Company nor any Subsidiary has received any notice regarding any actual or alleged violation of Environmental and Safety Requirements, or any liabilities or potential liabilities arising under Environmental and Safety Requirements; (iv) none of the following exists at any property or facility currently owned or operated by the Company or any
Subsidiary: (A) underground storage tanks, (B) friable asbestos-containing material, (C) materials or equipment containing polychlorinated biphenyls, or
(D) landfills, surface impoundments, or disposal areas; (v) neither the Company nor any Subsidiary has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or will give rise to material liabilities, including any material liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, or any investigative, corrective or remedial obligations, pursuant to the

Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or the Solid Waste Disposal Act, as amended ("SWDA") or any other Environmental and Safety Requirements; (vi) neither the Company nor any Subsidiary has assumed or undertaken either expressly or by operation of law any liability, including without limitation any obligation for corrective or remedial action, of any other person or entity arising under Environmental and Safety Requirements. The Acquiring Investors and the Company agree that this
Section 3.1(l) contains the sole and exclusive representations and warranties of the Company regarding environmental, health, or safety matters, including without limitation, any matters arising under Environmental and Safety Requirements.

          (m) Title to Assets and Real Property.

              (i) Each of the Company and its Subsidiaries has good title (or leasehold interest with respect to capital leases) to all of the assets and properties which are material to the conduct of the business of the Company (including those reflected on the Financial Statements), except for assets and properties sold, consumed or otherwise disposed of in the Ordinary Course of Business since the date of the Most Recent Financial Statements, free and clear of all imperfections to title, liens, claims, security interests, pledges, charges or other encumbrances ("Encumbrances"), except
     (i) mechanic's, materialmen's, landlord's, carrier's, warehousemen's and other similar Encumbrances and Encumbrances incurred in the Ordinary Course of Business in connection with workers compensation, unemployment insurance, social security benefits and other similar matters for sums (A) not yet due and payable or (B) being contested in good faith, (ii) purchase money liens and Encumbrances securing rental payments under capital lease arrangements, (iii) with respect to Owned Real Property only, all covenants, conditions, easements, rights-of-way, restrictions, utility agreements, consents, agreements, reservations, encroachments, patents, all other matters of public record, imperfections of title and other similar charges and Encumbrances which do not affect materially and adversely the ability of the Company to conduct its business as currently conducted or materially increases its cost of doing business, (iv) with respect to Owned Real Property only, zoning, entitlement, building, environmental and other land use rules, laws and regulations which are applicable to the Owned Real Property, (v) with respect to Owned Real Property only, matters that would be disclosed by an accurate survey conforming to 1992 ALTA/ACSM Minimum Standard Detail Requirements so long as such matters do not have a Material Adverse Effect, (vi) matters and Encumbrances set forth or identified in the documents listed in Section 3.1(m) of the Disclosure Schedule, and
     (vii) liens for Taxes not yet due and payable or being contested in good faith by appropriate proceedings (the matters set forth in the foregoing clauses being referred to herein as the "Permitted Encumbrances").

              (ii) Section 3.1(m) of the Disclosure Schedule sets forth a list of all owned U.S. real property and owned foreign real property (collectively, the "Owned Real Property") used by the Company and its Subsidiaries in the operation of the business of the Company and its Subsidiaries. With respect to each such parcel of Owned Real Property: (i) such parcel is free and clear of all Encumbrances, except Permitted Encumbrances, (ii) there are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any person the right of use or occupancy of any portion of such parcel; and (iii) there are no outstanding actions or rights of first refusal to purchase such parcel, or any portion thereof or interest therein. Except as set forth in Section 3.1(m) of the Disclosure Schedule, there is no material real property other than the Owned Real Property which is owned by the Company or any of its Subsidiaries in connection with the business of the Company or its Subsidiaries.

          (n) Intellectual Property. Section 3.1(n) of the Disclosure Schedule contains a complete and accurate list or description of all material (i) trademarks, trade names, service marks, and all registrations, applications and renewals therefor, (ii) registered and unregistered copyrights, applications and renewals therefor, and (iii) patents and patent applications, presently owned or used by the Company or any of its Subsidiaries in the conduct of the business of the Company and its Subsidiaries. The foregoing items and any goodwill associated therewith, along with all other material trade dress, logos, inventions, discoveries, processes, improvements, technical and computer data, documentation and software, trade secrets, know-how and other confidential and proprietary information owned or used by the Company or any Subsidiary, and the Company's and any such Subsidiary's rights under any license or other agreement relating to such intellectual property (whether as licensee or licensor thereunder), are referred to in this Agreement as the "Intellectual Property Rights." Except as indicated on Section 3.1(n) of the Disclosure Schedule, (A) the Company or one of its Subsidiaries owns or has the right to use, pursuant to a valid and enforceable license, all Intellectual Property Rights, except where the failure to own or have such right to use would not, in the aggregate, have a Material Adverse Effect, and the Intellectual Property Rights comprise all of the intellectual property rights necessary for the conduct of the business of the Company and its Subsidiaries in all material respects in the same manner as the business of the Company and each of the Subsidiaries has been conducted prior to the date hereof, (B) neither the Company nor any Subsidiary has received any written notice of a claim or demand of any person or entity relating to, or any proceedings which are pending or threatened which challenge, the rights of the Company or any Subsidiary in respect of any material Intellectual Property Rights, and (C) to the knowledge of the Company, neither the Company nor any Subsidiary has infringed upon or misappropriated any material intellectual property rights of a third party. The Company and its Subsidiaries have taken all necessary action to maintain and protect the registered or patented intellectual Property Rights or applications therefor, except to the extent that failure to maintain and protect the same would not have a Material Adverse Effect.

          (o) Taxation Matters.

              (i) Each of Company and its Subsidiaries has (A) filed, or timely applied for extensions of time in which to file, all required material Tax Returns and all such Tax Returns are true and correct in all material respects, (B) paid all material Taxes which it owes or which it is obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith and for which adequate reserves have been provided, and (C) not waived any statute of limitation with respect to Taxes or agreed to any extension of time with respect to a tax assessment or deficiency;

              (ii) There are no pending (or, to the knowledge of the officers and directors of the Company, threatened) audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters;

              (iii) Neither the Company nor any Subsidiary has made any payments, is not obligated to make any payments, nor is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code;

              (iv) No claim has ever been made in writing to the Company by a taxing authority in a jurisdiction where the Company or any Subsidiary does not pay Taxes or file Tax Returns that the Company or any Subsidiary is or may be subject to Taxes assessed by such jurisdiction;

              (v) Neither the Company nor any Subsidiary is a party to any Tax allocation or sharing agreement; and

              (vi) Neither the Company nor any Subsidiary (A) has been a member of an affiliated group filing a consolidated federal income Tax Return other than an affiliated group of which the Company is the common parent or
     (B) has any liability for the Taxes of any person, corporation, association or business entity (other than the Company or any Subsidiary) under Treas. Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          (p) ERISA Matters.

              (i) Section 3.1(p) of the Disclosure Schedule sets forth all of the Company's and its Subsidiaries' material bonus, deferred or incentive compensation, profit sharing, retirement, vacation, sick leave, hospitalization or severance plans, and all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) (the "Plans"). None of the Plans are subject to Title IV of ERISA nor provide for medical or life insurance benefits to retired or former employees of the Company (other than as required under Code Section 4980B, or similar state law). The Company is not a participating or contributing employer in any "multiemployer plan" (as defined in Section 3(37) of ERISA) with respect to employees of the Company or its Subsidiaries nor has the Company or its Subsidiaries incurred any withdrawal liability with respect to any multiemployer plan or any liability in connection with the termination or reorganization of any multiemployer plan;

              (ii) Each Plan is in all material respects in compliance, and has been administered in all material respects in accordance, with the applicable provisions of ERISA and the Code and all other applicable laws, rules and regulations, including, but not limited to, medical continuation under Code Section 4980B. Neither the Company nor any Subsidiary has engaged in any non-exempt transaction prohibited by ERISA or the Code;

              (iii) All contributions, premiums or payments which are due on or before the Closing Date have been paid or properly accrued;

              (iv) Each Plan which is intended to be qualified under Section 401(a) of the Code has received a determination from the Internal Revenue Service that such Plan is so qualified, and nothing has occurred since the date of such determination that would result in the loss of such qualification;

              (v) Neither the Company nor any Subsidiary has incurred and has any reason to expect that it will incur, any liability to the Pension Benefit Guaranty Corporation ("PBGC") (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability) or under the Code with respect to any "employee pension benefit plan" (as defined in Section 3(2) of ERISA) that the Company or any ERISA Affiliate maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute.

          (q) Insurance. Section 3.1(q) of the Disclosure Schedule sets forth a description of each material insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) with respect to which any of the Company and its Subsidiaries is a party, a named insured, or otherwise the beneficiary of coverage. With respect to each such insurance policy: (i) to the knowledge of the Company, the policy is in full force and effect in all material respects;
(ii) all premiums have been paid, to the extent currently due and payable, and
(iii) the Company has not received any notice of termination and the consummation of the transactions contemplated by this Agreement and the Recapitalization will not cause any termination, modification, or acceleration, under such policy. Section 3.1(q) of the Disclosure Schedule describes any material self-insurance arrangements affecting any of the Company and its Subsidiaries.

          (r) Employees. Neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement, nor has the Company or any of its Subsidiaries experienced any strike or material grievance, claim of unfair labor practices, or other collective bargaining dispute within the past three years. Neither the Company nor any of its Subsidiaries has committed any material unfair labor practice. The Company has no knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company or any of its Subsidiaries. Section 3.1(r) of the Disclosure Schedule sets forth a list of all employees of the Company or any of its Subsidiaries that receive an annual salary in excess of $50,000. Within the past six months, neither the Company nor any of its Subsidiaries has implemented any plant closing or mass layoff of employees that could implicate the Worker Adjustment Retraining and Notification Act of 1988, as amended, or any similar state or local law or regulation, and no such layoffs will be implemented before Closing without advance notification to the Acquiring Investors.

          (s) Certain Business Relationships With the Company and Its Subsidiaries. None of the Stockholders and their Affiliates has been involved in any material business arrangement or relationship with any of the Company and its Subsidiaries within the past 12 months, and none of the Stockholders and their Affiliates owns any material asset, tangible or intangible, which is used in the business of the Company or any of its Subsidiaries.

          (t) Records. The minute books of the Company are complete and correct in all material respects and the books of account of the Company are sufficient to prepare the Financial Statements.

          (u) Company Transaction Expenses. The Company Transaction Expenses shall not exceed $1,500,000.

          (v) Brokers' Fees. The Company has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Acquiring Investors, Anvil VT, any Subsidiary or the Stockholders could become liable or obligated.

     3.2. Representations and Warranties of CVC. CVC (in its capacity as an Acquiring Investor only) represents and warrants to the Company and the Stockholders that the statements contained in this Section 3.2 are correct and complete as of the date of this Agreement, except as disclosed in the Disclosure Schedule.

          (a) Organization. CVC is a corporation validly existing and in good standing under the laws of the jurisdiction of its incorporation.

          (b) Authority. CVC has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of CVC. This Agreement has been duly executed and delivered by CVC and constitutes a valid and binding obligation of CVC, enforceable against CVC in accordance with its terms.

          (c) No Conflicts. The execution and delivery of this Agreement do not, and the consummation by CVC of the transactions contemplated hereby in accordance with the terms of this Agreement will not, result in any violation of or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation under, (i) any provision of the certificate of incorporation or bylaws of CVC or (ii) any material agreement, indenture, instrument, order, judgment or decree applicable to CVC or its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to CVC in connection with the execution and delivery of this Agreement or the consummation by CVC of the transactions contemplated hereby.

          (d) Brokers' Fees. CVC has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Company, Anvil VT, any Subsidiary or the Stockholders could become liable or obligated.

     3.3. Representations and Warranties of BRS. BRS represents and warrants to the Company and the Stockholders that the statements contained in this Section
3.3 are correct and complete as of the date of this Agreement, except as disclosed in the Disclosure Schedule.

          (a) Organization. BRS is a limited partnership validly existing and in good standing under the laws of the jurisdiction of its formation.

          (b) Authority. BRS has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of BRS. This Agreement has been duly executed and delivered by BRS and constitutes a valid and binding obligation of BRS, enforceable against BRS in accordance with its terms.

          (c) No Conflicts. The execution and delivery of this Agreement do not, and the consummation by BRS of the transactions contemplated hereby in accordance with the terms of this Agreement will not, result in any violation of or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation under, (i) any provision of the certificate of limited partnership or limited partnership agreement of BRS or (ii) any material agreement, indenture, instrument, order, judgment or decree applicable to BRS or its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to BRS in connection with the execution and delivery of this Agreement or the consummation by BRS of the transactions contemplated hereby.

          (d) Brokers' Fees. BRS has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Company, Anvil VT, any Subsidiary or the Stockholders could become liable or obligated.

     3.4. Representations and Warranties of the Stockholders. Each of the Stockholders represents and warrants to the Company and the Acquiring Investors that the statements contained in this Section 3.4 are correct and complete as of the date of this Agreement, except as disclosed in the Disclosure Schedule.

          (a) Organization of Certain Stockholders. If such Stockholders is a corporation it is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and if such Stockholder is a limited partnership it is duly organized, validly existing, and in good standing under the jurisdiction of its formation.

          (b) Authority. Such Stockholder has full power and authority (including, if such Stockholder is a corporation, full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of such Stockholder, enforceable in accordance with its terms and conditions. Such Stockholder is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Entities in order to consummate the transactions contemplated by this Agreement.

          (c) No Conflicts. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby and by the Recapitalization, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Entities, or court to which such Stockholders is subject,
(ii) if such Stockholder is a corporation, violate any provision of its certificate of incorporation or bylaws, (iii) if such Stockholder is a limited partnership, violate any provision of its certificate of limited partnership or limited partnership agreement, or (iv) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material agreement, contract, lease, license, instrument, or other arrangement to which such Stockholders is a party or by which he or it is bound or to which any of his or its assets is subject. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to such Stockholder in connection with the execution and delivery of this Agreement or the consummation by such Stockholder of the transactions contemplated hereby.

          (d) Company Shares. Such Stockholder holds of record or owns beneficially, and as of the Closing Date shall hold of record or own beneficially, the number of Shares set forth next to such Stockholders name in
Section 3.4(d) of the Disclosure Schedule, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), taxes, Encumbrances, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. Such Stockholder is not a party to any option, warrant, purchase right, or other contract or commitment that could require such Stockholder to sell, transfer, or otherwise dispose of any capital stock of the Company (other than this Agreement). Such Stockholder is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company, except for this Agreement.

          (e) Brokers' Fees. Such Stockholders has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Company, the Acquiring Investors, Anvil VT, any Subsidiary or any other Stockholder could become liable or obligated.

     3.5. Representations and Warranties of Anvil VT. Anvil VT represents and warrants to the Company, the Acquiring Investors and the Stockholders that the statements contained in this Section 3.5 are correct and complete as of the date of this Agreement, except as disclosed in the Disclosure Schedule.

          (a) Organization of Anvil VT. Anvil VT is a corporation, duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

          (b) Authority. Anvil VT has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Anvil VT, enforceable in accordance with its terms and conditions. Anvil VT is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Entities in order to consummate the transactions contemplated by this Agreement.

          (c) No Conflicts. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby and by the Recapitalization, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Entities, or court to which such Stockholders is subject,
(ii) violate any provision of its certificate of incorporation or bylaws, or
(iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material agreement, contract, lease, license, instrument, or other arrangement to which Anvil VT is a party or by which he or it is bound or to which any of its assets is subject. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Anvil VT in connection with the execution and delivery of this Agreement or the consummation by Anvil VT of the transactions contemplated hereby.

          (d) Brokers' Fees. Anvil VT has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Company, the Acquiring Investors, any Subsidiary or the Stockholders could become liable or obligated.

     3.6. Representations and Warranties of the Management Stockholders. Each of the Management Stockholders represents and warrants to the Company and the Acquiring Investors that the statements contained in this Section 3.6 are correct and complete as of the date of this Agreement, except as disclosed in the Disclosure Schedule.

          (a) Such Management Stockholder holds of record or owns beneficially, and as of the Closing Date shall hold of record or own beneficially, the number of Options set forth next to such Management Stockholders name in
     Section 3.6(a) of the Disclosure Schedule, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), taxes, Encumbrances, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands.

          (b) Such Management Stockholder has not assigned to any third party and as of the Closing Date will not have assigned to any third party, such Management Stockholder's right to receive the Phantom Payment.

          (c) Such Management Stockholder has no right to acquire the capital stock of the Company other than pursuant to the exercise of the Options and no right to receive payment from the Company in connection with or as a result of the consummation of the transactions contemplated by this Agreement other than the Phantom Payment and the Management Bonus.

                                   ARTICLE IV

                            COVENANTS OF THE PARTIES

          The Parties agree as follows with respect to the period from and after the execution of this Agreement.

     4.1. Mutual Covenants.

          (a) General. Each of the Parties will use its commercially reasonable best efforts to take all action and to do all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement (including satisfying the conditions precedent to the Refinancing Transactions and obtaining the Required Consents).

          (b) Governmental Matters. Each of the Parties will use its commercially reasonable best efforts to take any additional action that may be necessary, proper or advisable in connection with any other notices to, filings with, and authorizations, consents and approvals of Governmental Entities that it may be required to give, make or obtain (including all Required Government Consents).

          (c) Options. Notwithstanding any performance or other vesting criteria set forth in the Employment Agreements, each of the Parties agrees that immediately prior to the Closing all Options shall be fully vested and exercisable.

     4.2. Covenants of the Acquiring Investors.

          (a) Indemnification. The Acquiring Investors will cause the Company to maintain for a period of seven years after the date of this Agreement all exculpatory, indemnification and expense reimbursement and advance provisions now existing in the certificate of incorporation or bylaws of the Company for the benefit of any individual who served as a director or officer of the Company at any time prior to the Closing Date.

          (b) Insurance. The Acquiring Investors shall cause the Company to obtain and maintain officers' and directors' liability insurance substantially similar to that currently maintained by the Company, if available, for a period of not less than seven years after the Closing Date; provided that the Company may substitute therefor policies of insurers with at least equal rating with at least the same coverage containing terms and conditions which are no less advantageous to the beneficiaries thereof and that the premiums for such coverage shall not exceed 250% of the premiums paid during the first full fiscal year after the Closing Date.

     4.3. Covenants of the Company.

          (a) Full Access. From and after the date of this Agreement until the consummation of the transactions contemplated hereunder (or the termination of this Agreement), the Company will, and will cause the Subsidiaries to, permit representatives of the Acquiring Investors and its financing sources to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company, to all premises, personnel, properties, customers, suppliers, books, records, contracts, tax records and documents of or pertaining to the Company and its Subsidiaries, including all information necessary to satisfy closing conditions for obtaining the financing for the transactions contemplated hereby. The Acquiring Investors will treat and hold as confidential any Confidential Information it receives from the Company and its Subsidiaries in the course of the review contemplated by this Section 4.3(a), will not, prior to the consummation of the transactions contemplated hereby, use any of the Confidential Information except in connection with this Agreement and, if this Agreement is terminated for any reason whatsoever, agrees to return to the Company all tangible embodiments (and all copies) thereof which are in its possession; provided, however, that this sentence shall not apply to any information (i) which, at the time of disclosure, is available publicly, or
(ii) which, after disclosure, becomes available publicly through no fault of the Acquiring Investors.

          (b) Operation of the Company's Business. During the period from the date of this Agreement to the time of consummation of the transactions contemplated by this Agreement, except as contemplated hereby, the Company shall, and will cause its Subsidiaries to, conduct its operations in the Ordinary Course of Business and shall use commercially reasonable best efforts to:

              (i) keep in full force and effect its corporate existence and all material rights, franchises, Intellectual Property Rights, and goodwill relating to its business;

              (ii) cause each of the Company and its Subsidiaries to be duly qualified and in good standing as a foreign corporation in each jurisdiction in which the nature of its business or the ownership of its property makes such qualification necessary, except where the failure to be so qualified does not have a Material Adverse Effect;

              (iii) preserve its present material relationships with customers, suppliers, contractors, and distributors;

              (iv) maintain the Intellectual Property Rights so as not to affect adversely any registration or application for registration thereof or the validity or enforcement thereof, maintain its other assets in customary repair, order and condition and maintain insurance reasonably comparable to that in effect on the date of this Agreement, in each case, in a manner consistent with past practice;

              (v) perform in all material respects all of its obligations under all Contracts to which the Company or any Subsidiary is a party or by which any of them, or any of their respective properties or assets, may be bound and not enter into, assume or amend any such contract or commitment other than in the Ordinary Course of Business;

              (vi) prepare and file all Tax Returns and other Tax reports, filings and amendments thereto required to be filed by it, on a timely basis; and

              (vii) to retain the services of its officers and key employees.

Without limiting the generality of the foregoing, during the period from the date of this Agreement to the consummation of the transactions contemplated by this Agreement, the Company shall not, except as expressly provided herein or in the Disclosure Schedules, without the prior written consent of the Acquiring
Investors:

              (i) (A) adjust, split, combine or reclassify its capital stock,
     (B) make, declare or pay any dividend or distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, (C) grant any person any right to acquire any shares of its capital stock, or (D) issue, deliver or sell or agree to issue, deliver or sell any additional shares of its capital stock or any securities or obligations convertible into or exchangeable or exercisable for any shares of its capital stock or such securities (except pursuant to the exercise of any outstanding Options or the conversion of any outstanding Shares);

              (ii) sell, transfer, pledge, mortgage, encumber or otherwise dispose of any of its property or assets other than any such disposition made in the Ordinary Course of Business;

              (iii) make or propose any changes in its certificate of incorporation or bylaws;

              (iv) merge or consolidate with any other person or acquire, other than in the Ordinary Course of Business, in excess of $200,000 of the assets of any other person; and

              (v) incur, create, assume or otherwise become liable for any indebtedness in an amount in excess of $200,000, other than in the Ordinary Course of Business.

              (vi) change any of its material accounting policies or cash management practices;

              (vii) incur, create, or suffer to exist any Encumbrance on (A) the shares of capital stock of its Subsidiaries, or (B) any assets of the Company and the Subsidiaries (other than Permitted Encumbrances); or

              (viii) enter into, or become party to, any agreement, arrangement, or transaction with any of its Affiliates or any of their respective directors, officers, employees (other than in the Ordinary Course of Business), shareholders or relatives, including, without limitation, any
     (A) loan or advance of funds, or make any other payments, to any of its directors, officers, employees, shareholders, or Affiliates, except for the Management Loans, or (B) creation of any intercompany account.

          (c) Transaction Expenses. The Company shall cause each of the persons entitled to payments which constitute Company Transaction Expenses and other amounts payable under Section 2.1(d)(v)(C) to provide a final bill for such fees and expenses prior to the Closing Date.

          (d) No Negotiations, etc. The Stockholders will not, and the Company will not, and the Company will cause its directors, officers, employees, agents, Subsidiaries, Stockholders and their Affiliates not to, directly or indirectly, make, solicit, initiate, negotiate, discuss, or encourage the submission of inquiries, proposals, or offers from any person (including any of its officers or employees) relating to any merger, consolidation or other business combination involving the Company or any of its Subsidiaries, any sale of all or any substantial portion of the assets of the Company or any of its Subsidiaries, or the sale of any material equity interest in the Company or any of its Subsidiaries (any of the foregoing, a "Competing Transaction") or enter into any agreement requiring it to abandon or terminate the transactions contemplated hereby. The Company and Stockholders will not, directly or indirectly, participate in any negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to effect any Competing Transaction, and the Company and Stockholders shall immediately cease and cause to be terminated all such contacts or negotiations with third parties. The Company and the Stockholders will notify the Acquiring Investors of any proposals or inquiries received with respect to any Competing Transactions. Neither the Company or any of its Subsidiaries nor any of the Stockholders is bound by any agreement with respect to any Competing Transactions other than this Agreement.

     4.4. Covenants of the Stockholders.

          (a) Obligations of the Stockholders. Each Stockholder agrees that it shall be bound by all actions, waivers and agreements related to the transactions contemplated by this Agreement that are consented to by the Stockholders (in its capacity as a Stockholder and not as an Acquiring Investor) holding or beneficially owning a Majority-in-Interest; provided that no Stockholder shall be bound by any action, waiver or agreement that results in any share of Preferred Stock being treated differently from any other share of Preferred Stock or any share of Common Stock being treated differently from any other share of Common Stock, except as contemplated hereunder.

                                    ARTICLE V

                             CONDITIONS PRECEDENT TO
                           OBLIGATIONS OF THE PARTIES

     5.1. Conditions Precedent to the Acquiring Investors' Obligations. The obligations of the Acquiring Investors to consummate the transactions contemplated hereby (including without limitation, the obligations of CVC (or its Affiliates) to retain its Retained Shares) are subject to satisfaction (or written waiver) at or prior to the Closing of the following conditions:

              (a) The Company and the Stockholders shall have performed and complied in all material respects with the agreements and covenants contained herein to be performed by them on or prior to the Closing Date.

              (b) The representations and warranties (without giving effect to any materiality qualification therein) of the Company and the Stockholders contained herein shall be true and correct as of the date of this Agreement and the Closing Date; provided that this condition shall be deemed satisfied unless such failures to be true and correct, individually or in the aggregate, are likely to result in a Material Adverse Effect.

              (c) The Acquiring Investors shall have received a certificate of the Company, dated as of the Closing Date and signed by the President and any Vice President of the Company, certifying the fulfillment by the Company of the conditions set forth in this Section 5.1 (the "Company's Certificate"), together with good standing certificates and certified copies of stockholders' and board of directors' resolutions.

              (d) No order, decree or injunction of any court or government authority shall be in effect which prohibits the consummation of the transactions contemplated hereby.

              (e) The Company shall have received all material consents, authorizations and approvals from non-governmental third parties, in form reasonably acceptable to the Acquiring Investors, which are necessary in order to enable (i) the Acquiring Investors to consummate the transactions contemplated hereby and (ii) the Company and its Subsidiaries to conduct their businesses after the Closing Date on the same basis as conducted prior to the date hereof (except with respect to clauses (i) and (ii) for consents necessary to permit outstanding indebtedness to remain outstanding after the Closing Date) (the "Required Consents").

              (f) All consents, approvals, authorizations, exemptions and waivers from Governmental Entities that shall be required in order to (i) enable the Acquiring Investors to consummate the transactions contemplated hereby (except for such consents, approvals, authorizations, exemptions and waivers, the absence of which would not prohibit consummation of such transactions or render such consummation illegal) and (ii) enable the Company and its Subsidiaries to conduct their businesses after the Closing Date on the same basis as conducted prior to the date hereof shall have been obtained (the "Required Government Consents").

              (g) To the extent requested by the Acquiring Investors, the Company shall have obtained "payoff" letters or similar customary documents or comparable arrangements, in a form reasonably satisfactory to the Acquiring Investors, from the lenders releasing the Company from all liability for obligations then due and payable under the Credit Agreement and the Seller Notes as of the Closing Date, together with releases (including UCC-3 termination statements), in appropriate forms, of all security interests in assets of the Company and its Subsidiaries securing such obligations, in each case to become effective upon full payment of all amounts then due and payable under the Credit Agreement, the Seller Notes and related documents.

              (h) since the Most Recent Financial Statements, there shall have been no facts or circumstances which constitute a Material Adverse Effect;

              (i) the Refinancing Transactions shall have been consummated and the cash proceeds from the Refinancing Transactions together with the capital contributions to be made pursuant to Section 2.1 above shall be sufficient to allow the Company to consummate the Closing Transactions, pay related fees and expenses, and to fund the working capital requirements of the Company and its Subsidiaries after the Closing on terms reasonably satisfactory to the Acquiring Investors;

              (j) the Acquiring Investors shall have received the resignations, effective as of the Closing, of each director of the Company and its Subsidiaries unless notified otherwise by the Acquiring Investors;

              (k) the Acquiring Investors shall have received evidence reasonably satisfactory to them that all arrangements and obligations among the Stockholders (and their Affiliates) regarding the Common Stock and the Preferred Stock, including without limitation the Voting Trust Agreement, the Securityholders Agreement the Options and the Phantom Payment, shall be terminated as of the Closing;

              (l) an amended and restated certificate of incorporation of the Company authorizing the New Common Stock and the Units described in the Units Offering Memorandum shall have been filed as of the Closing;

              (m) the Management Stockholders shall have executed releases with respect to the Options and the Phantom Payment reasonably satisfactory to the Acquiring Investors;

              (n) the Management Loans shall have been repaid in accordance with their terms as of the Closing;

              (o) the Company shall have received all certificates for all issued and outstanding Shares held by the Stockholders, duly endorsed in blank, with stock powers duly executed in blank, in proper form for transfer, in accordance with Section 2.1 above;

     5.2. Conditions Precedent to the Company's Obligations. The obligations of Company to consummate the transactions contemplated hereby are subject to satisfaction (or written waiver) at or prior to the Closing of the following conditions:

          (a) The Acquiring Investors each shall have performed and complied in all material respects with the agreements and covenants contained herein to be performed by them on or prior to the Closing Date.

          (b) The representations and warranties of Acquiring Investors contained herein shall be true and correct in all material respects as of the date of this Agreement; provided that this condition shall be deemed satisfied unless such failures to be true and correct, individually or in the aggregate, result in a Material Adverse Effect.

          (c) The Company shall have received certificates from the Acquiring Investors, dated as of the Closing Date and signed by two officers from each of the Acquiring Investors, certifying the fulfillment by the Acquiring Investors of the conditions set forth in this Section 5.2 (the "Acquiring Investors' Certificate").

          (d) No order, decree or injunction of any court or government authority shall be in effect which prohibits the consummation of the transactions contemplated hereby.

     5.3. Conditions Precedent to the Stockholders' Obligations. The obligations of the Stockholders to consummate the transactions contemplated hereby are subject to satisfaction (or written waiver) at or prior to the Closing of the following conditions:

          (a) The Acquiring Investors each shall have performed and complied in all material respects with the agreements and covenants contained herein to be performed by them on or prior to the Closing Date.

          (b) The Company shall have proffered to the Stockholders the Recapitalization Consideration pursuant to the terms of Section 2.1 above.

          (c) The representations and warranties of Acquiring Investors contained herein shall be true and correct in all material respects as of the date of this Agreement;

     provided that this condition shall be deemed satisfied unless such failures to be true and correct, individually or in the aggregate, result in a Material Adverse Effect.

          (d) The Company shall have received certificates from the Acquiring Investors and the Company, dated as of the Closing Date and signed by two officers from each of the Acquiring Investors and the Company, certifying the fulfillment by such Parties of the conditions set forth in this Section
     5.3 (the "Compliance Certificates").

                                   ARTICLE VI

                                   TERMINATION

     6.1. Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:

          (a) By the mutual written consent of the Acquiring Investors and the Company; or

          (b) By either the Company or the Acquiring Investors in writing, without liability to the terminating Party on account of such termination (except as otherwise provided in Section 6.2), if the Closing shall not have occurred on or before March 31, 1997; provided that the right to terminate this Agreement under this Section 6.1(b) shall not be available to the party whose action or failure to act has been the cause of or resulted in the failure of the consummation of the transactions contemplated by this Agreement on or before such date if such action or failure to act constitutes a breach of this Agreement; or

          (c) By either the Company or the Acquiring Investors if any permanent injunction or other order of a Governmental Entity preventing the consummation of the transactions contemplated by this Agreement shall have become final and non-appealable.

          (d) By the Acquiring Investors by written notice to the Company on or before February 20, 1997, in the event that the Acquiring Investors are (i) not reasonably satisfied with the results of the accounting due diligence review conducted by Price Waterhouse, L.L.P. or (ii) not able to agree with the Management Stockholders on the terms of employment agreements and securityholders agreements on terms reasonably satisfactory to the Acquiring Investors.

     6.2. Effect of Termination. Termination of this Agreement pursuant to this
Article VI shall terminate all obligations of the Parties hereunder, except for the obligations under Sections 6.2, 7.3, 7.9 and 7.12 and the Confidentiality Agreement; provided, however, that nothing in this Section 6.2 shall relieve or limit the liability or obligations hereunder of any Party (the "Defaulting Party") to the other Party or Parties on account of a breach of a covenant or agreement contained herein, or any willful misrepresentation or willful breach of warranty contained herein by the Defaulting Party. In the case of such a willful and intentional breach or fraud, in addition to any damages for which the Defaulting Party may be liable, the Defaulting Party shall reimburse the other Party or Parties for any expenses incurred by such Party or Parties in order to enforce its or their rights under this Agreement (including reasonable attorney's fees and expenses).

                                   ARTICLE VII

                                  MISCELLANEOUS

     7.1. Survival. None of the representations and warranties in this Agreement or any certificate delivered pursuant to this Agreement shall survive the Closing Date.

     7.2. Interpretive Provisions. Whenever used in this Agreement, "to the Company's knowledge" or "to the knowledge of the Company" shall mean the actual knowledge of those persons who are listed on Schedule 7.2(a) and "to Acquiring Investors' knowledge" or "to the knowledge of Acquiring Investors" shall mean the actual knowledge of the persons listed on Schedule 7.2(b). The inclusion of any information on the Disclosure Schedule shall not be deemed to be an admission or acknowledgment by the Company, in and of itself, that such information is required to be listed on the Disclosure Schedules or is material to or outside the ordinary course of the business of the Company and its Subsidiaries.

      7.3. Press Releases and Announcements. Prior to Closing, no Party shall issue any press release or announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure required by law or regulation (in which case the disclosing Party will advise the other Parties prior to making the disclosure). At Closing, Vestar and the Acquiring Investors may each issue a press release or announcement relating to the subject matter of this Agreement; provided that Vestar and the Acquiring Investors give each give the other the opportunity to review and approve (which approval shall not be unreasonably withheld) any such press release or announcement prior to its release or distribution.

      7.4. Entire Agreement. This Agreement (including the Disclosure Schedule and all Exhibits hereto), the Confidentiality Agreement and the Condition Letter constitute the sole understanding of the Parties with respect to the subject matter hereof. Matters the nature of which are obvious on their face that are disclosed in the Disclosure Schedule pursuant to any Section of this Agreement shall be deemed to be disclosed with respect to all other relevant Sections of this Agreement.

      7.5. Succession and Assignment. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties hereto; provided, however, that this Agreement may not be assigned by any Party without the prior written consent of the other Parties and any such attempted assignments shall be null and void, except that the Acquiring Investors may assign this Agreement to any of their affiliates, but no such assignment shall release the Acquiring Investors from any liability hereunder.

     7.6. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     7.7. Headings. The headings of the Articles, Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

     7.8. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

     If to the Company:              with a copy to:

     Anvil Holdings, Inc.            Kirkland & Ellis
     c/o Vestar Capital Partners     655 Fifteenth Street, N.W.
     245 Park Avenue, 41st Floor     Suite 1200
     New York, NY  10167             Washington, DC  20005-5793
     Attn: Prakash A. Melwani        Attn: Jack M. Feder
     Fax:  212-808-4922              Fax:  202-879-5200

     Anvil Knitwear, Inc.
     228 East 45th Street
     New York, New York  10017
     Attn: Bernard Geller
     Fax: (212) 476-0333

     If to the Acquiring Investors:  with a copy to:

     Citicorp Venture Capital        Kirkland & Ellis
     399 Park Avenue, 14th Floor     153 East 53rd Street
     New York, NY  10043             New York, NY  10022-4675
     Attn: David F. Thomas           Attn: Kirk A. Radke
     Fax:  212-858-2940              Fax:  212-446-4900

     and

     Bruckmann, Rosser, Sherrill & Co., Inc.
     126 East 56th Street
     New York, NY 10022

     Attn: Bruce C. Bruckmann
     Fax: 212-521-3799

Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     7.9. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed wholly within such jurisdiction. Each of the Parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each ease located in County of New York, for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), and further agrees that: service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in Section
7.8 shall be effective service of process for any litigation brought against it in any such court. Each of the Parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America, in each case located in County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum.

     7.10. Amendments and Waivers. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the Company, the Acquiring Investors, and the Stockholders holding or beneficially owning a Majority-in-Interest, except that any of the terms or provisions of this Agreement may be waived in writing at any time by the Party which is entitled to the benefits of such waived terms or provisions. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

     7.11. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     7.12. Expenses. The Acquiring Investors shall each pay their own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby and the Company shall pay the Company Transaction Expenses and all costs and expenses (including legal fees and expenses) incurred in connection with the Recapitalization; provided, however, that in the event that this Agreement is terminated pursuant to Section
6.1 above (the "Termination Date"), if a transaction substantially similar to the Recapitalization or a merger, consolidation or other business combination involving the Company or any of its Subsidiaries, any sale of all or any substantial portion of the assets of the Company or any of its Subsidiaries, or the sale of any material equity interest in the Company or any of its Subsidiaries does not occur within 90 days of the Termination Date, the Acquiring Investors shall pay to the Company an amount equal to one- half of all out-of-pocket third party expenses incurred by the Company in connection with the Recapitalization provided that the aggregate amount of such out-of-pocket expenses for purposes of this Section 7.12 shall not exceed $1,000,000. All such expenses related to the Refinancing Transactions incurred beginning on the date hereof through the Termination Date shall be expenses of the Acquiring Investors.

     7.13. Construction. The language used in this Agreement will be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires.

     7.14. Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 7.9 above) in addition to any other remedy to which they may be entitled, at law or in equity.

     7.15. Other Agreements. To the extent that any action to be taken pursuant to the terms of this Agreement violates any provision of (i) the Securityholders Agreement, (ii) the Employment Agreements (including, without limitation, arrangements regarding the Phantom Payment and the Options), and (iii) the Voting Trust Agreement, such violation shall be deemed waived upon the execution of this Agreement by the Parties hereto.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                        ANVIL HOLDINGS, INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        CITICORP VENTURE CAPITAL, LTD.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        BRUCKMANN, ROSSER, SHERRILL & CO.,
                                        L.P.

                                        By:   BRS Partners, Limited Partnership,
                                              its General Partner


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        ANVIL VT, INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        STOCKHOLDERS:

                                        VESTAR EQUITY PARTNERS, L.P.
                                         By: Vestar Associates, L.P.,
                                             its general partner
                                           By: Vestar Associates Corporation,
                                               its general partner


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        --------------------------------------
                                        LEONARD LIEBERMAN


                                        --------------------------------------
                                        BERNARD GELLER


                                        --------------------------------------
                                        ANTHONY CORSANO


                                        --------------------------------------
                                        WILLIAM TURNER


                                        --------------------------------------
                                        JACOB HOLLANDER


                                        SEELIG FAMILY LIFETIME TRUST

                                        By:
                                           -----------------------------------
                                           Name:
                                           Title:


                                        --------------------------------------
                                        BRUCE C. BRUCKMANN


                                        --------------------------------------
                                        DAVID THOMAS

                                        NATASHA PARTNERSHIP


                                        By:
                                           -----------------------------------
                                           Name:
                                           Title:


                                        --------------------------------------
                                        STEPHEN SHERRILL


                                        --------------------------------------
                                        JOSEPH SILVESTRI


                                        --------------------------------------
                                        JOHN WEBER


                                        --------------------------------------
                                        NOELLE COURNOYER DOUMAR


                                        --------------------------------------
                                        JAMES URRY

                                        CCT PARTNERS II, L.P.


                                        By:
                                           -----------------------------------
                                           Name:
                                           Title:

                                        COURT SQUARE CAPITAL LIMITED


                                        By:
                                           -----------------------------------
                                           Name:
                                           Title:


                                        -------------------------------------
                                        PETER H. ROTHSCHILD

                                        CULLIGAN INTERNATIONAL COMPANY


                                        By:
                                           ----------------------------------
                                           Name:
                                           Title:

                                    EXHIBIT A
                 CAPITAL CONTRIBUTIONS/ISSUANCE OF CAPITAL STOCK

                     CAPITAL           SHARES OF NEW
                     -------           -------------
    PARTY         CONTRIBUTION          COMMON STOCK
    -----         ------------          ------------

     BRS        $13,012,079.6965       1,238,717.1661

                                   EXHIBIT B

       STOCKHOLDER                                 PRE-RECAPITALIZATION                            REDEEMED SHARES  RETAINED SHARES
------------------------------  ------------------------------------------------------------       ---------------  ---------------
                                   Class A         Class B        Class C         Total
                                ------------    ------------    -----------    -------------
Vestar Equity Partners, L.P.    3,564,809.00                                    3,564,809.00        3,564,809.0000           0.0000
Culligan International Company    460,000.00    2,600,000.00                    3,060,000.00        3,060,000.0000           0.0000
Leonard Lieberman                   1,782.00                                        1,782.00            1,782.0000           0.0000
Bernard Geller                  1,050,000.00                                    1,050,000.00          812,006.2837     237,993.7163
Anthony Corsano                   350,000.00                                      350,000.00          270,668.7612      79,331.2388
William Turner                    350,000.00                                      350,000.00          270,668.7612      79,331.2388
Jacob Hollander                   350,000.00                                      350,000.00          270,668.7612      79,331.2388
Seelig Family Lifetime Trust        3,409.00                                        3,409.00            3,409.0000           0.0000
Bruce Bruckmann                     5,500.00                      41,250.00        46,750.00           12,983.6455      33,766.3545
David Thomas                        5,500.00                      41,250.00        46,750.00           12,983.6455      33,766.3545
Natasha Partnership                 4,490.00                      33,679.00        38,169.00           10,600.4869      27,568.5131
Stephen Sherrill                    3,616.00                      27,123.00        30,739.00            8,536.9899      22,202.0101
Joseph Silvestri                    1,206.00                       9,041.00        10,247.00            2,845.8485       7,401.1515
John Weber                            724.00                       5,425.00         6,149.00            1,707.7313       4,441.2687
Noelle Cournoyer Doumar               482.00                       3,616.00         4,098.00            1,138.1172       2,959.8828
James Urry                            482.00                       3,616.00         4,098.00            1,138.1172       2,959.8828
CCT Partners II, L.P.              29,700.00                     222,750.00       252,450.00           70,111.6855     182,338.3145
399 Venture Partners, Inc.        168,300.00                   1,262,250.00     1,430,550.00          397,299.5511   1,033,250.4489
Peter H. Rothschild                 5,000.00                                        5,000.00            5,000.0000           0.0000
                                ------------    ------------    -----------    -------------        --------------   --------------
Total                           6,355,000.00    2,600,000.00   1,650,000.00    10,605,000.00        8,778,358.3858   1,826,641.6142

                                    EXHIBIT C
                              FINANCIAL STATEMENTS

                                    EXHIBIT D
                         DIVISIONAL FINANCIAL STATEMENTS

                                    EXHIBIT E
                                MANAGEMENT BONUS

         MANAGEMENT STOCKHOLDER                   BONUS AMOUNT

         Bernard Geller                           $250,000

         Anthony Corsano                          $83,333.33

         William Turner                           $83,333.33

         Jacob Hollander                          $83,333.33

                       AMENDMENT AND CONSENT TO ASSIGNMENT

     This AMENDMENT AND CONSENT TO ASSIGNMENT (this "Amendment"), is entered into as of February 21, 1997, by and among Citicorp Venture Capital, Ltd., a New York corporation ("CVC"), Bruckmann, Rosser, Sherrill & Co., L.P., a Delaware limited partnership ("BRS") (collectively, the "Acquiring Investors"), the stockholders and the voting trust certificateholders named on the signature pages hereto (collectively, the "Stockholders"), Anvil VT, Inc., a Delaware corporation ("Anvil VT") and Anvil Holdings, Inc., a Delaware corporation (the "Company"). The Acquiring Investors, the Stockholders, Anvil VT and the Company are each referred to individually as a "Party" and collectively as the "Parties."

     WHEREAS, the Parties desire to amend the Recapitalization Agreement (the "Recapitalization Agreement"), dated as of February 12, 1997, by and among Parties hereto.

     WHEREAS, Court Square Capital Limited ("CSLP"), one of the Stockholders, desires to assign 100% of its rights under the Recapitalization Agreement (the "Assignment") to one of its Affiliates (as defined in the Recapitalization Agreement), 399 Venture Partners, Inc. ("399 Ventures").

     WHEREAS, pursuant to Section 7.5 of the Recapitalization Agreement, the Assignment requires the consent of the Parties, and the Parties desire to provide such consent.

     NOW, THEREFORE, in consideration of the premises set forth above, the parties hereto agree as follows.

     1. Amendment to Article I (Definitions). The definition of "New Common Stock" is hereby deleted and replaced, in its entirety, with the following:

     "New Common Stock" means, collectively, the Class A Common Stock of the Company, par value $.01 per share, and the Class B Common Stock of the Company, par value $.01 per share.

     2. Amendment to Exhibit A. Exhibit A (Capital Contributions / Issuance of Common Stock) is hereby amended to replace (a) the amount "$13,012,079.6965" with the amount "$11,730,049.03", and (b) the number of shares, "1,238,717.1661"
with "105,643.2987 shares of Class A Common Stock and 1,165,719.1586 shares of Class B Common Stock".

     3. Amendment to Exhibit B. Exhibit B is hereby deleted and replaced, in its entirety, with the "AMENDED AND RESTATED EXHIBIT B", which is attached hereto.

     4. Consent to Assignment. The Parties hereby consent to the Assignment.


                            *  *  *  *  *  *  *

    IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first above written.

                                        ANVIL HOLDINGS, INC.


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                        CITICORP VENTURE CAPITAL, LTD.


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                        BRUCKMANN, ROSSER, SHERRILL & CO., L.P.

                                        By:  BRS Partners, Limited Partnership,
                                             its General Partner


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                        ANVIL VT, INC.


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                        STOCKHOLDERS:

                                        VESTAR EQUITY PARTNERS, L.P.


                                        By:
                                           ------------------------------------
                                           Title:  General Partner
                                           By:
                                              ---------------------------------
                                           Name:
                                           Title:


                                        ---------------------------------------
                                        LEONARD LIEBERMAN


                                        ---------------------------------------
                                        BERNARD GELLER


                                        ---------------------------------------
                                        ANTHONY CORSANO


                                        ---------------------------------------
                                        WILLIAM TURNER


                                        ---------------------------------------
                                        JACOB HOLLANDER

                                        SEELIG FAMILY LIFETIME TRUST


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                        ---------------------------------------
                                        BRUCE C. BRUCKMANN


                                        ---------------------------------------
                                        DAVID THOMAS

                                        NATASHA PARTNERSHIP


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                        ---------------------------------------
                                        STEPHEN SHERRILL


                                        ---------------------------------------
                                        JOSEPH SILVESTRI


                                        ---------------------------------------
                                        JOHN WEBER


                                        ---------------------------------------
                                        NOELLE COURNOYER DOUMAR


                                        ---------------------------------------
                                        JAMES URRY

                                        CCT PARTNERS II, L.P.


                                        By:
                                           ------------------------------------
                                           Title: General Partner

                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                        COURT SQUARE CAPITAL LIMITED


                                        By:
                                           ------------------------------------
                                            Name:
                                            Title:


                                        ---------------------------------------
                                        PETER H. ROTHSCHILD

                                        CULLIGAN INTERNATIONAL COMPANY


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:

                         AMENDED AND RESTATED EXHIBIT B

       STOCKHOLDER                                   PRE-RECAPITALIZATION                        REDEEMED SHARES
------------------------------ ----------------------------------------------------------        ---------------
                                   Class A       Class B       Class C           Total
                               ------------   ------------  -------------   -------------
Vestar Equity Partners, L.P.   3,564,809.00                                  3,564,809.00         3,564,809.0000
Culligan International Company   460,000.00   2,600,000.00                   3,060,000.00         3,060,000.0000
Leonard Lieberman                  1,782.00                                      1,782.00             1,782.0000
Bernard Geller                 1,050,000.00                                  1,050,000.00           812,006.2837
Anthony Corsano                  350,000.00                                    350,000.00           270,668.7612
William Turner                   350,000.00                                    350,000.00           270,668.7612
Jacob Hollander                  350,000.00                                    350,000.00           270,668.7612
Seelig Family Lifetime Trust       3,409.00                                      3,409.00             3,409.0000
Bruce Bruckmann                    5,500.00                    41,250.00        46,750.00                 0.0000
David Thomas                       5,500.00                    41,250.00        46,750.00                 0.0000
Natasha Partnership                4,490.00                    33,679.00        38,169.00                 0.0000
Stephen Sherrill                   3,616.00                    27,123.00        30,739.00                 0.0000
Joseph Silvestri                   1,206.00                     9,041.00        10,247.00                 0.0000
John Weber                           724.00                     5,425.00         6,149.00                 0.0000
Noelle Cournoyer Doumar              482.00                     3,616.00         4,098.00                 0.0000
James Urry                           482.00                     3,616.00         4,098.00                 0.0000
CCT Partners II, L.P.             29,700.00                   222,750.00       252,450.00                 0.0000
399 Venture Partners, Inc.       168,300.00                 1,262,250.00     1,430,550.00           397,299.5511
Peter H. Rothschild                5,000.00                                      5,000.00             5,000.0000
                               ------------   ------------  -------------   -------------         --------------
Total                          6,355,000.00   2,600,000.00  1,650,000.00    10,605,000.00         8,656,312.1185

       STOCKHOLDER                                      RETAINED SHARES
------------------------------   -----------------------------------------------------------
                                    Class A                Class B                Total
                                 ------------         --------------         --------------
Vestar Equity Partners, L.P.           0.0000                 0.0000                 0.0000
Culligan International Company         0.0000                 0.0000                 0.0000
Leonard Lieberman                      0.0000                 0.0000                 0.0000
Bernard Geller                    22,515.5280           248,447.2050           270,962.7329
Anthony Corsano                    7,505.1760            82,815.7350            90,320.9110
William Turner                     7,505.1760            82,815.7350            90,320.9110
Jacob Hollander                    7,505.1760            82,815.7350            90,320.9110
Seelig Family Lifetime Trust           0.0000                 0.0000                 0.0000
Bruce Bruckmann                    4,422.8098            48,803.4181            53,226.2278
David Thomas                       4,422.8098            48,803.4181            53,226.2278
Natasha Partnership                3,610.9995            39,845.5115            43,456.5110
Stephen Sherrill                   2,908.0802            32,089.1608            34,997.2410
Joseph Silvestri                     969.4231            10,697.0829            11,666.5060
John Weber                           581.7296             6,419.0849             7,000.8144
Noelle Cournoyer Doumar              387.6936             4,277.9980             4,665.6916
James Urry                           387.6936             4,277.9980             4,665.6916
CCT Partners II, L.P.             23,883.1727           263,538.4575           287,421.6302
399 Venture Partners, Inc.        97,751.2336         1,078,634.3018         1,176,385.5354
Peter H. Rothschild                    0.0000                 0.0000                 0.0000
                                 ------------         --------------         --------------
Total                            184,356.7015         2,034,280.8414         2,218,637.3427

                           WAIVER AND SECOND AMENDMENT
                        TO THE RECAPITALIZATION AGREEMENT

          This WAIVER AND SECOND AMENDMENT TO THE RECAPITALIZATION AGREEMENT (this "Second Amendment"), is entered into as of March 13, 1997, by and among Citicorp Venture Capital, Ltd., a New York corporation ("CVC"), Bruckmann, Rosser, Sherrill & Co., L.P., a Delaware limited partnership ("BRS") (collectively, the "Acquiring Investors"), the stockholders and the voting trust certificateholders named on the signature pages hereto (collectively, the "Stockholders"), Anvil VT, Inc., a Delaware corporation ("Anvil VT") and Anvil Holdings, Inc., a Delaware corporation (the "Company"). The Acquiring Investors, the Stockholders, Anvil VT and the Company are each referred to individually as a "Party" and collectively as the "Parties."

          WHEREAS, CVC and certain of its Affiliates (the "CVC Stockholders") are Stockholders currently holding shares of 12.5% Class A Preferred Stock, par value $0.01 per share,of the Company ("Class A Preferred"), and in conjunction with the recapitalization of the Company (the "Recapitalization") pursuant to the terms of that certain Recapitalization Agreement, by and among Parties hereto, dated as of February 12, 1997 and amended as of February 21, 1997 (the "Recapitalization Agreement"), the CVC Stockholders wish to exchange $3,333,000.00 in original liquidation value of Class A Preferred for $3,333,000.00 in aggregate principal amount of Units, each consisting of 40 shares of 13% Senior Exchangeable Preferred Stock due 2009 of the Company and 13 shares of Class B Common Stock, par value $0.01 per share, of the Company.

          WHEREAS, the Company desires to pay a dividend (the "Dividend") to certain of the holders of the Class C Common Stock of the Company (the "Class C Common") in conjunction with the Recapitalization, and whereas Article Fourth, Part C, Section 2 of the Certificate of Incorporation of the Company, as amended on January 27, 1995, requires that dividends be paid on all Common Stock ratably on a per share basis.

          WHEREAS, Anthony Corsano, Bernard Geller, Jacob Hollander and William Turner (collectively, the "Management Investors"), who shall be the only holders of Common Stock not holding Class C Common as of the time of payment of the Dividend, and Bruce Bruckmann and Stephen Sherrill (collectively, the "BRS Investors"), who will be holding Class C Common as of the time of payment of the Dividend, wish to waive the application of Article Fourth, Part C, Section 2 of the Certificate of Incorporation of the Company, so as to permit the Dividend to be paid exclusively to the holders of the Class C Common other than the BRS Investors.

          WHEREAS, the Parties desire to further amend the Recapitalization Agreement so as to provide for payment of the Dividend, and whereas pursuant to
Section 7.10 of the Recapitalization Agreement, this Second Amendment requires the consent of the Stockholders holding or beneficially owning a Majority-In-Interest, and the Stockholders holding or beneficially owning a Majority-In-Interest desire to provide such consent.

          NOW, THEREFORE, in consideration of the premises set forth above, the parties hereto agree as follows.

          1. Amendment to Article I (Definitions).

          a. The following defined terms are hereby added to Article I of the Recapitalization Agreement:

             "Dividend" means a dividend in the amount of $1,267,073.30.

             "New Class B Common" means the Class B Common Stock, par value $.01 per share, of the Company, after giving effect to the Recapitalization.

             "Units" means those certain Units to be issued on the Closing Date, each consisting of 40 shares of 13% Senior Exchangeable Preferred Stock due 2009 of the Company and 13 shares of New Class B Common.

          b. The following defined terms are hereby amended and restated in
Article I of the Recapitalization Agreement:

             "Company Transaction Expenses" means all expenses incurred by the Company in connection with the negotiation of this Agreement, including the fees and expenses of consultants, financial advisers, lawyers and accountants, and any fees payable to Vestar or any of its Affiliates (other than the Recapitalization Consideration payable to such entities pursuant to Section 2.1) which fees payable to Vestar or its Affiliates shall not exceed $1,285,000; provided, however that the Company Transaction Expenses shall not include any expenses incurred in connection with the Recapitalization.

             "Preferred Stock Consideration" means, (a) with respect to the Preferred Stock which is being redeemed pursuant to the provisions of clause (ii) of Section 2.1(d), the aggregate Liquidation Value of all shares of Preferred Stock issued and outstanding at Closing, plus all accrued and unpaid dividends in respect of such Preferred Stock through the Closing Date, payable in cash, and (b) with respect to the Preferred Stock which is being exchanged for Units pursuant to the provisions of clause
     (iii) of Section 2.1(d), 3,333 Units, plus all accrued and unpaid dividends in respect of such Preferred Stock through the Closing Date.

          2. Amendment to Article II. Article II (The Recapitalization) is hereby amended and restated in its entirety, and shall after such amendment and restatement read as follows (with the deleted language deleted and replaced by a bold and double-underlined carrot and the new language bolded and double-underlined for the purpose hereof, but not for the purpose of the Recapitalization Agreement):

                                   ARTICLE II

                              THE RECAPITALIZATION

          2.1 Recapitalization Transactions. Pursuant to the terms and subject to the conditions of this Agreement, at the Closing (as defined below):

              (a) Acquiring Investors Obligations. BRS (and its Affiliates and designees) shall make the capital contributions set forth opposite their respective names on Exhibit A hereto in exchange for the number of shares of New Common Stock set forth opposite their respective names on Exhibit A.

              (b) Anvil VT Obligations. Anvil VT shall take all commercially reasonable actions necessary to cause the termination of the Voting Trust Agreement and upon such termination shall surrender to the Company certificates for all Shares of Common Stock and Preferred Stock held by Anvil VT duly endorsed in blank, with stock powers duly executed in blank, in proper form for transfer.

              (c) Stockholders Obligations. Each Stockholder (including CVC (or any of its Affiliates) in its capacity as a Stockholder) shall (i) surrender to the Company certificates for the number of Shares of Common Stock (in the case of Stockholders that are party to the Voting Trust Agreement, the Voting Trust Certificates representing such number of Shares of Common Stock) ^ set forth opposite such Stockholder's name on Exhibit B hereto, with stock powers duly executed in blank, in proper form for transfer, (ii) surrender to the Company certificates for the number of Shares of Preferred Stock (in the case of Stockholders that are party to the Voting Trust Agreement, the Voting Trust Certificates representing such number of Shares of Preferred Stock) set forth opposite such Stockholder's name on Exhibit C hereto, with stock powers duly executed in blank, in proper form for transfer, (iii) exchange any remaining Shares of Common Stock (in the case of Stockholders that are party to the Voting Trust Agreement, the Voting Trust Certificates representing such number of Shares of Common Stock) held by such Stockholder for the number of shares of New Common Stock set forth opposite such Stockholder's name on Exhibit B hereto, ^(iv) exchange any remaining Shares of Preferred Stock (in the case of Stockholders that are party to the Voting Trust Agreement, the Voting Trust Certificates representing such number of Shares of Preferred Stock) held by such Stockholder for the number of Units set forth opposite such Stockholder's name on Exhibit C hereto and a Pro Rata Share of the balance of the applicable Preferred Stock Consideration, and (v) take all commercially reasonable actions, including voting the voting securities held by such Stockholder, necessary to (A) terminate the Voting Trust Agreement, (B) terminate the Securityholders Agreement, (C) enable the Refinancing Transactions to be consummated, and (D) cause the Company to consummate the Closing Transactions (provided that with respect to

     CVC and its Affiliates, their obligations under clauses (C) and
     (D) above shall be governed by Section 4.1 below).

              (d) Company Obligations. The Company shall (i) issue New Common Stock to the Acquiring Investors in the amounts set forth opposite their respective names on Exhibit A hereto, (ii) redeem ^ from each Stockholder the number of Shares of Preferred Stock (in the case of Stockholders that are party to the Voting Trust Agreement, the Voting Trust Certificates representing such number of Shares of Preferred Stock) set forth opposite such Stockholder's name on Exhibit C hereto in exchange for a pro-rata share of the applicable Preferred Stock Consideration pursuant to Section
     2.3 below, (iii) issue to CVC (or one of its Affiliates) and its Affiliates the number of Units set forth opposite their respective names on Exhibit C hereto, and pay to CVC (or one of its Affiliates) and its Affiliates, in cash, a pro-rata share of the balance of the applicable Preferred Stock Consideration, in exchange for the Voting Trust Certificates representing Shares of Preferred Stock not required to be redeemed pursuant to this
     Section 2.1, (iv) redeem from each Stockholder the number of shares of issued and outstanding Shares of Common Stock (in the case of Stockholders that are party to the Voting Trust Agreement, the Voting Trust Certificates representing such number of Shares of Common Stock) set forth opposite such Stockholder's name on Exhibit B hereto in exchange for a pro-rata share of the Common Stock Consideration pursuant to Section 2.3 below (the "Redeemed Shares"), ^(v) issue to CVC (or one of its Affiliates) and the Management Stockholders the number of shares of New Common Stock set forth opposite their respective names on Exhibit B hereto in exchange for the Voting Trust Certificates representing Shares of Common Stock not required to be redeemed pursuant to this Section 2.1 (the "Retained Shares"), ^(vi) pay or cause to be paid (A) the Seller Note Amount, (B) the Funded Indebtedness,
     (C) the Company Transaction Expenses and all expenses incurred by the Company in connection with the Recapitalization through the Closing Date,
     (D) the Phantom Payment, and (E) the Management Bonus, by wire transfer of immediately available funds to such bank account or accounts as per written instructions of the parties receiving payments pursuant to this Section 2.1(d), given to the Company at least two Business Days prior to the Closing Date, ^(vii) after the consummation of the redemption described in clause (iv) above, pay the Dividend to the holders of the Class C Common (other than the BRS Investors), and (viii) upon the consummation of the Refinancing Transactions, enter into, or cause any of its Subsidiaries to enter into, such other agreements as are required to consummate the Refinancing Transactions (collectively, the "Closing Transactions").

              (e) Management Loans. The Stockholders who are obligors under the Management Loans shall cause such Management Loans to be repaid in accordance with their terms.

          2.2 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Kirkland & Ellis, 153

     East 53rd Street, New York, New York 10022, commencing at 10:00 a.m. local time on the second Business Day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date").

          2.3 Exchange of Shares. Upon surrender to the Company by a Stockholder of a certificate representing a Share or in the case of Shares subject to the Voting Trust Agreement, a Voting Trust Certificate representing a number or Shares (each, a "Certificate") pursuant to Section 2.1 above, the holder of such Certificate (the "Holder") shall receive in exchange therefor (i) with respect to each share of Preferred Stock being redeemed in accordance with clause (ii) of Section 2.1(d) above, an amount of cash equal to a Pro Rata Share of the applicable Preferred Stock Consideration,
     (ii) with respect to each share of Preferred Stock being exchanged in accordance with clause (iii) of Section 2.1(d) above, a Pro Rata Share of the applicable Preferred Stock Consideration, (iii) with respect to each Redeemed Share, an amount of cash equal to a Pro Rata Share of the Common Stock Consideration, ^ and (iv) with respect to each Retained Share,
     1 share of New Common Stock, as the case may be (collectively, the "Recapitalization Consideration"). All cash consideration payable in respect of such Shares under clauses (i) ^, (ii) and (iii) above, shall be paid by wire transfer of immediately available funds to such bank account or accounts as per written instructions of the Stockholder receiving such payment, given to the Company at least two Business Days prior to the Closing Date. The Certificates surrendered pursuant to this Section 2.3 shall be canceled. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the registered holder of such lost, stolen or destroyed Certificate in form and substance acceptable to the Company and the Acquiring Investors, the Company will issue in exchange for such lost, stolen or destroyed Certificate the Recapitalization Consideration due in respect thereof in the manner set forth in this Section 2.3.

              3. Schedule C. A new "Schedule C" is hereby added to the Recapitalization Agreement, which schedule is attached as Schedule C hereto.

              4. Waiver. For the purpose of effectuating the transactions contemplated by this Second Amendment only, the Management Investors and the BRS Investors hereby waive the application of Article Fourth, Part C, Section 2 of the Certificate of Incorporation of the Company, with the specific intent of permitting the Dividend to be paid exclusively to the holders of the Class C Common other than the BRS Investors.

              5. Tax Characterization. The Recapitalization is intended to be a "recapitalization" described in Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended.

              6. Counterparts. This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.


                            *  *  *  *  *  *  *

     IN WITNESS WHEREOF, the Parties hereto have executed this Second Amendment as of the date first above written.

                                        ANVIL HOLDINGS, INC.


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                        CITICORP VENTURE CAPITAL, LTD.


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                        BRUCKMANN, ROSSER, SHERRILL & CO., L.P.

                                        By:  BRS Partners, Limited Partnership,
                                             its General Partner


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                        ANVIL VT, INC.


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                        STOCKHOLDERS:

                                        VESTAR EQUITY PARTNERS, L.P.


                                        By:
                                           ------------------------------------
                                           Title:  General Partner
                                           By:
                                              ---------------------------------
                                           Name:
                                           Title:


                                        ---------------------------------------
                                        LEONARD LIEBERMAN


                                        ---------------------------------------
                                        BERNARD GELLER


                                        ---------------------------------------
                                        ANTHONY CORSANO


                                        ---------------------------------------
                                        WILLIAM TURNER


                                        ---------------------------------------
                                        JACOB HOLLANDER

                                        SEELIG FAMILY LIFETIME TRUST


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                        ---------------------------------------
                                        BRUCE C. BRUCKMANN

                                        ---------------------------------------
                                        DAVID THOMAS

                                        NATASHA PARTNERSHIP


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                        ---------------------------------------
                                        STEPHEN SHERRILL


                                        ---------------------------------------
                                        JOSEPH SILVESTRI


                                        ---------------------------------------
                                        JOHN WEBER


                                        ---------------------------------------
                                        NOELLE COURNOYER DOUMAR


                                        ---------------------------------------
                                        JAMES URRY

                                        CCT PARTNERS II, L.P.


                                        By:
                                           ------------------------------------
                                           Title: General Partner


                                           By:
                                              ---------------------------------
                                           Name:
                                           Title:

                                        399 VENTURE PARTNERS, INC.


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                        ---------------------------------------
                                        PETER H. ROTHSCHILD

                                        CULLIGAN INTERNATIONAL COMPANY


                                        By:
                                           ------------------------------------
                                              Name:
                                              Title:

                                   SCHEDULE C

                                                PREFERRED STOCK              UNITS RECEIVED
                                 -----------------------------------------   --------------
     Securityholder              Total Shares     Redeemed      Exchanged
     --------------              ------------   ------------   -----------
Vestar Equity Partners, L.P.      82,034.0000    82,034.0000        0.0000           0.0000
Culligan International Company    70,416.0000    70,416.0000        0.0000           0.0000
Leonard Lieberman                     39.0000        39.0000        0.0000           0.0000
Bernard Geller                     2,201.0000     2,201.0000        0.0000           0.0000
Anthony Corsano                      733.0000       733.0000        0.0000           0.0000
William Turner                       733.0000       733.0000        0.0000           0.0000
Jacob Hollander                      733.0000       733.0000        0.0000           0.0000
Seelig Family Lifetime Trust          79.0000        79.0000        0.0000           0.0000
Bruce Bruckmann                    1,075.8000     1,075.8000        0.0000           0.0000
David Thomas                       1,075.8000       206.5292      869.2708          86.9271
Natasha Partnership                  878.3360       168.6206      709.7155          70.9715
Stephen Sherrill                     707.3586       707.3586        0.0000           0.0000
Joseph Silvestri                     235.8016        45.2685      190.5330          19.0533
John Weber                           141.4993        27.1647      114.3347          11.4335
Noelle C. Doumar                      94.3022        18.1039       76.1983           7.6198
James Urry                            94.3022        18.1039       76.1983           7.6198
CCT Partners II, L.P.              5,809.3200     1,115.2576    4,694.0624         469.4062
399 Venture Partners, Inc.        32,919.4800     6,319.7930   26,599.6870       2,659.9687
Peter H. Rothschild                    0.0000         0.0000        0.0000           0.0000
                                 ------------   ------------   -----------       ----------
Total                            200,000.0000   166,670.0000   33,330.0000       3,333.0000